Exhibit (d)(1)

THE COMMERCE FUNDS

AMENDED AND RESTATED ADVISORY AGREEMENT

Growth Fund

Value Fund

MidCap Growth Fund

Bond Fund

Short-Term Government Fund

National-Tax Free Intermediate Bond Fund

Missouri Tax-Free Intermediate Bond Fund

Kansas Tax-Free Intermediate Bond Fund

This Amended and Restated Agreement, dated November 18, 2010, between THE COMMERCE FUNDS, a Delaware business trust having its principal office and place of business at 922 Walnut Street, Kansas City, MO (the “Trust”) and COMMERCE INVESTMENT ADVISORS, INC. (the “Advisor”), a corporation incorporated under the laws of Missouri and a wholly-owned subsidiary of COMMERCE BANK, N.A., a national bank organized under the laws of the United States;

WHEREAS, the Trust is a registered open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust wishes to continue to retain the Advisor as investment adviser to the Growth Fund, the Value Fund, the MidCap Growth Fund, the Bond Fund, the Short-Term Government Fund, the National Tax-Free Intermediate Bond Fund, the Missouri Tax-Free Intermediate Bond Fund, and the Kansas Tax-Free Intermediate Bond Fund (individually, a “Fund,” and collectively, the “Funds”), and the Advisor is willing to serve in such capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. (a) The Trust hereby reappoints the Advisor to act as investment adviser for each of the Funds for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees, jointly and severally, to render the services required hereby for the compensation provided in this Agreement.

(b) In the event that the Trust establishes one or more investment portfolios other than the Funds with respect to which it desires to retain either or both of the Advisors to act as investment adviser(s) hereunder, the Trust shall notify the Advisor(s) in writing. If the Advisor(s) are willing to render such services, they shall notify the Trust in writing whereupon, subject to such shareholder approval as may be required pursuant to the 1940 Act each such portfolio shall become a Fund hereunder and the compensation payable by such Fund to the Advisor(s) will be as agreed in writing at the time.

2. Delivery of Documents. The Trust has furnished the Advisor, and the Advisor acknowledges that it has received, copies of each of the following:

(a) The Trust’s Trust Instrument, as filed with the Delaware Secretary of State on February 7, 1994 and all amendments thereto (such Trust Instrument, as presently in effect and as it shall from time to time be amended, is herein called the “Trust Instrument”);

(b) The Trust’s By-Laws and any amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, is herein called the “By-Laws”);

(c) Resolutions of the Trust’s Board of Trustees authorizing the appointment of the Advisers as the investment advisers for the Funds and approving the execution, delivery and performance of this Agreement;

(d) The Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (“SEC”) on June 30, 1994 and all amendments thereto;

(e) The Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) (Registration No. 33-80996) and under the 1940 Act (Registration No. 811-8598) as filed with the SEC on June 30, 1994 and all amendments thereto; and

(f) The Trust’s most recent prospectuses, statement of additional information and supplements thereto, with respect to the Funds (such prospectuses, statement of additional information and supplements thereto, as presently in effect and all amendments and supplements thereto, herein collectively called “Prospectuses”).

Promptly after the date of execution, the Trust will furnish the Advisor from time to time with execution copies of all amendments of, or supplements to, the foregoing.

3. Services. Subject to the supervision of the Trust’s Board of Trustees, the Advisor, in consultation with any Sub-Advisor appointed pursuant to Section 4 hereof with respect to a particular Fund, will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in such Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund and will arrange for the purchase and sale of securities and other investments of each Fund. The Advisor will provide the services under this Agreement in accordance with each Fund’s investment objective, policies and restrictions as stated in the relevant Prospectus and resolutions adopted from time to time by the Trust’s Board of Trustees. The Advisor further agrees that it:

(a)	will perform its obligations hereunder in conformity with all applicable Rules and Regulations of the SEC, and will in addition conduct their activities under this Agreement in accordance with other applicable law, including but not limited to banking law;

(b)	will place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Advisor. In executing portfolio transactions and in selecting brokers or dealers, the Advisor will use their reasonable efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to any Fund and/or other accounts to which the Advisor or any affiliate thereof exercises investment discretion. The Advisor is authorized, subject to the prior approval of the Trust’s Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Advisor to the particular Fund and to the Trust. In no instance will portfolio securities be purchased from or sold to the Advisor, any Sub-Advisor, or the principal underwriter for the Funds or an affiliated person of either acting as principal or as broker, except as permitted by law. In addition, the Advisor is authorized to take into account the sale of shares of the Trust in allocating to brokers or dealers (including brokers and dealers that are affiliated with the Advisor or the principal underwriter for the Trust) purchase and sale orders for the Funds’ portfolio securities, provided that the Advisor believes that the quality of the transaction and the commission are comparable to what it would be with other qualified firms. In executing portfolio transactions for any Fund, the Advisor, to the extent permitted by applicable laws and regulations, may but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds and their other clients where such aggregation is not inconsistent with the policies set forth in the Funds’ Prospectuses. In such event, the Advisor will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner they consider to be the most equitable and consistent with their fiduciary obligations to the Funds and such other clients;

(c)	will not make loans to any person to purchase or carry Fund shares or make interest bearing loans to a Fund;

(d)	will review, monitor, and report to the Board of Trustees on the performance and investment procedures of any Sub-Advisor appointed pursuant to Section 4;

(e)	will assist and consult with any Sub-Advisor in connection with a Fund’s continuous investment program;

(f)	will approve lists of foreign countries which may be recommended by any Sub-Advisor for investment by a Fund;

(g)	will maintain a policy and practice of conducting its investment advisory operations independently of its commercial banking operations. When the Advisor makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund’s account are customers of its commercial department. In dealing with commercial customers, the Advisor’s commercial department will not inquire or take into consideration whether securities of those customers are held by the Funds;

(h)	will maintain all books and records with respect to the securities transactions of the Funds entered into pursuant to this Agreement; keep books of account with respect to the Funds as required in connection with its services under the 1940 Act; and furnish the Trust’s Board of Trustees with such periodic and special reports as the Board may request; and

(i)	will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders of the Funds except for such information that is in the public domain, and will not use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where an Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

4. Sub-Advisor. It is understood that the Advisor may from time to time employ or associate with such person or persons as the Advisor believe to be suitable to assist them in the performance of their obligations under this Agreement (herein a “Sub-Advisor”); provided, however, that the compensation of any Sub-Advisor shall be paid by the Advisors and that the Advisors shall be as fully responsible to the Trust for the acts and omissions of any Sub-Advisor as for its own acts and omissions as limited by Section 9 hereof; and provided further, that the retention of any Sub-Advisor shall be approved as may be required by the 1940 Act.

5. Services Not Exclusive. (a) The services furnished by the Advisor hereunder are deemed not to be exclusive and nothing in this Agreement shall: (i) prevent the Advisor or any affiliated person (as defined in the 1940 Act) of the Advisor from acting as investment adviser or manager for any other person or persons, including without limitation other management investment companies with investment objectives and policies the same as or similar to those of any Fund or (ii) limit or restrict the Advisor or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which a

Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom the Advisor may be acting; provided, however, that the Advisor agrees that in the performance of its duties under this Agreement, it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Funds under this Agreement.

(b) Nothing contained in this Agreement (including, without limitation, the Advisor’s confidentiality obligation under Section 3(i)), however, shall prohibit the Advisor from advertising or soliciting the public generally with respect to other products (including mutual funds) or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Trust.

6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which they maintain for the Trust and each Fund are the property of the Trust and further agree to surrender promptly to the Trust any of such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1.

7. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred in connection with their activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, if any) purchased for the Funds.

8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Advisor and the Advisor will accept as full compensation therefor: (a) with respect to the Bond, the Short-Term Government, the National Tax-Free Intermediate Bond, the Missouri Tax-Free Intermediate Bond and the Kansas Tax-Free Intermediate Bond Funds, .50 of 1% of each Fund’s average daily net assets; and (b) with respect to the Growth, Value and MidCap Growth Funds, .75 of 1% of each Fund’s average daily net assets;

Such fee as is attributable to a particular Fund will be a separate charge to it and therefore the several obligation of such Fund (and not joint or joint and several obligation of any other Fund). If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over each Fund) exceed the expense limitations of any state, the Advisor will reimburse the Trust for such excess expenses to the extent described in any written undertaking provided by the Advisor to such state.

9. Limitation of Liability. Subject to the provisions of Section 4 hereof concerning the Advisor’s responsibility for the acts and omissions of a Sub-Advisor, the Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from bad faith, willful misconduct or gross negligence in the performance of these duties or for losses resulting from a breach of their fiduciary duty with respect to the receipt of compensation for services.

10. Confidentiality. The Trust will treat confidentially and as proprietary information of the Advisor all records and other information relative to the Advisor and prior, present or potential clients of the Advisor except for such information that is in the public domain, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Advisor, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Advisor.

11. Duration and Termination. The term of this Agreement shall begin on the date first above written and, unless sooner terminated as hereinafter provided, shall continue with respect to a Fund until November 30, 2010 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if the holders of more than 50% of the outstanding shares of such Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund, provided that in either event its continuance also is approved by a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Fund at any time without penalty, on 60 days’ notice, by the Advisor, by the Trust’s Board of Trustees or by a vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of its outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination of this Agreement shall not affect the right of the Advisor to receive payments on any unpaid balance of the compensation earned prior to such termination.

12. Amendment of this Agreement. No provisions in this Agreement may be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the waiver, change, discharge or termination is sought, and no amendment of this Agreement affecting a Fund shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Fund.

13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

      To the Advisor at:

      Bruce Talen, Esquire

      Commerce Investment Advisors

      80000 Forsyth

      7th Floor

      Clayton, MO 63105

      To the Trust at:

      Diana E. McCarthy, Esquire

      Drinker Biddle & Reath LLP

      One Logan Squire, Ste. 2000

      Philadelphia, PA 19103-6996

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law. However, any litigation brought by either party to this Agreement shall be adjudicated in the appropriate court of jurisdiction within the State of Missouri.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ William R. Schuetter
President

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
President